UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700	10065
New York, New York	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 31, 2015, Mr. William J. Haynes II tendered his resignation as the Company’s Executive Vice President and General Counsel effective January 5, 2016, to pursue other opportunities.

The terms of Mr. Haynes’ departure are largely consistent with the provisions of his previously filed Employment Agreement.  He will be entitled to receive certain bonus payments, one of which was delayed due to the Company’s pending case under chapter 11 of the United States Bankruptcy Code and one of which remains subject to approval of the Company’s Compensation Committee.  Any such bonus payments will be subject to the occurrence of the effectiveness of SIGA’s previously announced Plan of Reorganization which is subject to confirmation by the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: January 6, 2016